(v)

JOINT FIDELITY BOND AGREEMENT

THIS AGREEMENT is made as of September 1, 2013, by and among certain registered investment companies (the "Funds") managed and/or administered by Eaton Vance Management (“EVM”) or Boston Management and Research (“BMR”), each listed on Appendix A, as amended from time to time; and certain other non-Fund entities affiliated with EVM and/or BMR (collectively the “EV Parties”), each listed on Appendix A, as amended from time to time; all of which are named insureds (the “Insureds”) under a joint insured fidelity bond (the “Bond”) issued by one or more insurance companies (the “Insurer”), which may from time to time be amended or replaced:

WHEREAS, EVM and BMR act as investment adviser, manager and/or administrator of the Funds, and may from time to time hereafter act as investment adviser, manager or administrator of other funds; and Eaton Vance Distributors, Inc. acts as principal underwriter or placement agent for certain of the Funds, and may from time to time hereafter act as principal underwriter or placement agent for certain other funds; and

WHEREAS, each Fund has registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a management investment company; and

WHEREAS, Rule 17g-1(f) under the 1940 Act requires registered management investment companies named as an insured on a joint fidelity bond to enter into certain agreements with the other named insureds; and

WHEREAS, the Insureds each will benefit from its participation in the Bond; and

WHEREAS, the Insureds desire to establish the criteria by which (i) the annual premium shall be allocated among the parties, (ii) parties may be added to the Bond, and (iii) losses in excess of the face amount of the Bond shall be allocated among the parties:

NOW, THEREFORE, it is agreed as follows:

1.       Allocation of Premiums. The premium payable on the Bond shall be allocated between the Funds and the EV Parties in the manner approved by the Board of Trustees of the Funds, including a majority of those Trustees who are not “interested persons” of the Funds as defined by Section 2 (a) (19) of the Investment Company Act of 1940, as amended (the “1940 Act”) (the “Independent Trustees”). The amount of premium allocated to the Funds shall then be allocated among the Funds in the manner approved by the Board of Trustees of the Funds, including a majority of the Independent Trustees. The amount of premium payable by the EV Parties may be allocated among the EV Parties as mutually agreed by them.

2.       Additional Parties to the Agreement. If the Insurer is willing without additional premium to add as an Insured under the Bond (i) any registered investment company for which EVM or BMR hereafter is investment adviser, manager and/or administrator, or (ii) any non-Fund party which qualifies as an insurable party pursuant to Rule 17g-1(b)(3) under the 1940 Act, the parties hereto agree that: (a) such addition may be made, (b) any such registered investment company may become a party to this Agreement and be included within the term “Funds”, and (c) that such affiliate or other party may become a party to this Agreement and be included within the term “EV Parties”; provided that any party added during the term of the Agreement shall be bound by the terms of the Agreement.

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3.       Allocation of Claim Proceeds. In the event that the claims of loss of two or more Insureds under the Bond exceed the face amount of the Bond and are deemed to be a Single Loss as defined under the Bond, the following rules for determining, as among the claimants, the priority of satisfaction of the claims under the Bond shall apply:

A.	All claims of the Funds that have been duly proved and established under the Bond shall be satisfied in full before satisfaction of any claims of any non-Fund Insured party. However, a Fund (“Investing Fund”) which invests substantially all of its assets in one or more other Funds (“Portfolio”) in a master-feeder or fund-of-funds structure is not entitled to recover on its claim to the extent that the Investing Fund’s actual covered loss is reduced by the satisfaction of a Portfolio’s claim.
B.	If the claims of the Funds exceed the face amount of the Bond, the insurance shall be applied to those claims in the following manner:

(i)       each Fund shall receive an equitable and proportionate share of the insurance, but in no event less than the amount it would have received had it provided and maintained a single bond with the minimum coverage required by paragraph (d)(1) of Rule 17g-1 under the 1940 Act (the “minimum coverage”); and

(ii)       any remaining amount of recovery over the minimum coverage shall be applied to the unsatisfied claims of the Funds, in proportion to the relevant Funds’ contributions toward the allocation of the premium paid for the Bond as determined in accordance with Paragraph 1 above.

C.       If after giving effect to Paragraph A there remains a portion of the insurance under the Bond available for the satisfaction of claims of parties other than the Funds, such remainder shall be applied as EVM shall determine.

4.       Limitations of Liability. All parties hereto agree that any obligation assumed by a business or common law trust hereunder shall be limited to the assets of the trust, and the trustees, shareholders and agents of the trust shall not be liable thereon.

5.	Effective Date. This Fidelity Bond Premium Sharing Agreement shall become effective as of September 1, 2013.

IN WITNESS WHEREOF, the parties have hereunto caused this Agreement to be executed by their officers, Directors or Trustees hereunto duly authorized all as of the day and year first above written.

EATON VANCE MANAGEMENT (as agent for the Insureds listed on Schedule A)

By: /s/ Paul M. O’Neil

Name:       Paul M. O’Neil

Title:       Vice President

2

Schedule A
Effective September 1, 2019

Eaton Vance Non-Funds

  Atlanta Capital Management Company, LLC
  Eaton Vance Management
  Boston Management and Research
  Eaton Vance Distributors, Inc.
  Parametric Portfolio Associates, LLC
  Parametric Risk Advisors, LLC
  Eaton Vance Management (International) Ltd.
  Eaton Vance Advisers International Ltd.
  Fox Asset Management, LLC
  Eaton Vance Global Management, LLC
  Advanced Fund Solutions, LLC
  NextShares Solutions, LLC

Eaton Vance Growth Trust, a series fund consisting of:

  Eaton Vance-Atlanta Capital Focused Growth Fund
  Eaton Vance Atlanta Capital Select Equity Fund
  Eaton Vance-Atlanta Capital SMID-Cap Fund
  Eaton Vance Focused Global Opportunities Fund
  Eaton Vance Focused Growth Opportunities Fund
  Eaton Vance Focused Value Opportunities Fund
  Eaton Vance Greater China Growth Fund
  Eaton Vance Hexavest Global Equity Fund
  Eaton Vance Hexavest International Equity Fund
  Eaton Vance International Small-Cap Fund
  Eaton Vance Richard Bernstein All Asset Strategy Fund
  Eaton Vance Richard Bernstein Equity Strategy Fund
  Eaton Vance Worldwide Health Sciences Fund
  Parametric Research Affiliates Systematic Alternative Risk Premia Fund

Eaton Vance Investment Trust, a series fund consisting of:

  Eaton Vance Floating Rate Municipal Income Fund
  Eaton Vance National Limited Maturity Municipal Income Fund
  Eaton Vance New York Municipal Opportunities Fund
  Eaton Vance Short Duration Municipal Opportunities Fund

Eaton Vance Municipals Trust, a series fund consisting of:

  Eaton Vance Arizona Municipal Income Fund
  Eaton Vance California Municipal Opportunities Fund
  Eaton Vance Connecticut Municipal Income Fund
  Eaton Vance Georgia Municipal Income Fund
  Eaton Vance Maryland Municipal Income Fund
  Eaton Vance Massachusetts Municipal Income Fund
  Eaton Vance Minnesota Municipal Income Fund
  Eaton Vance Missouri Municipal Income Fund
A-1

  Eaton Vance Municipal Opportunities Fund
  Eaton Vance National Municipal Income Fund
  Eaton Vance New Jersey Municipal Income Fund
  Eaton Vance New York Municipal Income Fund
  Eaton Vance North Carolina Municipal Income Fund
  Eaton Vance Ohio Municipal Income Fund
  Eaton Vance Oregon Municipal Income Fund
  Eaton Vance Pennsylvania Municipal Income Fund
  Eaton Vance South Carolina Municipal Income Fund
  Eaton Vance Virginia Municipal Income Fund

Eaton Vance Municipals Trust II, a series fund consisting of:

  Eaton Vance High Yield Municipal Income Fund
  Eaton Vance TABS Intermediate-Term Municipal Bond Fund
  Eaton Vance TABS Short-Term Municipal Bond Fund
  Eaton Vance TABS 5-to-15 Year Laddered Municipal Bond Fund
  Eaton Vance TABS 1-to-10 Year Laddered Municipal Bond Fund
  Eaton Vance TABS 10-to-20 Year Laddered Municipal Bond Fund

Eaton Vance Mutual Funds Trust, a series fund consisting of:

  Eaton Vance AMT-Free Municipal Income Fund
  Eaton Vance Diversified Currency Income Fund
  Eaton Vance Core Plus Bond Fund
  Eaton Vance Emerging and Frontier Countries Equities Fund
  Eaton Vance Emerging Markets Debt Fund
  Eaton Vance Emerging Markets Local Income Fund
  Eaton Vance Floating-Rate Fund
  Eaton Vance Floating-Rate Advantage Fund
  Eaton Vance Floating-Rate & High Income Fund
  Eaton Vance Global Bond Fund
  Eaton Vance Global Income Builder Fund
  Eaton Vance Global Macro Absolute Return Fund
  Eaton Vance Global Macro Absolute Return Advantage Fund
  Eaton Vance Global Small-Cap Equity Fund
  Eaton Vance Government Opportunities Fund
  Eaton Vance High Income Opportunities Fund
  Eaton Vance Stock Fund
  Eaton Vance Short Duration Government Income Fund
  Eaton Vance Short Duration High Income Fund
  Eaton Vance Multi-Asset Credit Fund
  Parametric Commodity Strategy Fund
  Parametric Dividend Income Fund
  Parametric Emerging Markets Fund
  Parametric International Equity Fund
  Parametric Tax-Managed International Equity Fund
  Parametric Volatility Risk Premium-Defensive Fund
  Eaton Vance Short Duration Strategic Income Fund
A-2

  Eaton Vance Tax-Managed Equity Asset Allocation Fund
  Eaton Vance Tax-Managed Global Dividend Income Fund
  Eaton Vance Tax-Managed Growth Fund 1.1
  Eaton Vance Tax-Managed Growth Fund 1.2
  Eaton Vance Tax-Managed Multi-Cap Growth Fund
  Eaton Vance Tax-Managed Small-Cap Fund
  Eaton Vance Tax-Managed Value Fund

Eaton Vance Series Fund, Inc., a series fund consisting of:

  Eaton Vance Emerging Markets Debt Opportunities Fund

Eaton Vance Series Trust, a series fund consisting of:

  Eaton Vance Tax-Managed Growth Fund 1.0

Eaton Vance Series Trust II, a series fund consisting of:

  Eaton Vance Income Fund of Boston
  Parametric Tax-Managed Emerging Markets Fund

Eaton Vance Special Investment Trust, a series fund consisting of:

  Eaton Vance 1-to-10 Year Laddered Corporate Bond Fund
  Eaton Vance Balanced Fund
  Eaton Vance Dividend Builder Fund
  Eaton Vance Greater India Fund
  Eaton Vance Core Bond Fund
  Eaton Vance Growth Fund
  Eaton Vance Large-Cap Value Fund
  Eaton Vance Multisector Income Fund
  Eaton Vance Real Estate Fund
  Eaton Vance Short Duration Inflation-Protected Income Fund
  Eaton Vance Small-Cap Fund
  Eaton Vance Special Equities Fund

Eaton Vance Variable Trust, a series fund consisting of:

  Eaton Vance VT Floating-Rate Income Fund

Eaton Vance Next Shares Trust, a series fund consisting of:

  Eaton Vance Balanced NextShares
  Eaton Vance Global Income Builder NextShares
  Eaton Vance Growth NextShares
  Eaton Vance Large-Cap Value NextShares
  Eaton Vance Richard Bernstein All Asset Strategy NextShares
  Eaton Vance Richard Bernstein Equity Strategy NextShares
  Eaton Vance Stock NextShares
  Eaton Vance Small-Cap NextShares
  Parametric Emerging Markets NextShares
  Parametric International Equity NextShares

A-3

Eaton Vance Next Shares Trust II, a series fund consisting of:

  Eaton Vance Bond NextShares
  Eaton Vance Global Macro Absolute Return NextShares
  Eaton Vance Government Obligations NextShares
  Eaton Vance High Income Opportunities NextShares
  Eaton Vance High Yield Municipal Income NextShares
  Eaton Vance National Municipal Income NextShares
  Eaton Vance TABS 5-to-15 Year Laddered Municipal Bond NextShares

Eaton Vance California Municipal Bond Fund

Eaton Vance California Municipal Income Trust

Eaton Vance Enhanced Equity Income Fund

Eaton Vance Enhanced Equity Income Fund II

Eaton Vance Floating-Rate Income Plus Fund

Eaton Vance Floating-Rate Income Trust

Eaton Vance High Income 2021 Target Term Trust

Eaton Vance Limited Duration Income Fund

Eaton Vance Municipal Bond Fund

Eaton Vance Municipal Income 2028 Term Trust

Eaton Vance Municipal Income Trust

Eaton Vance National Municipal Opportunities Trust

Eaton Vance New York Municipal Bond Fund

Eaton Vance New York Municipal Income Trust

Eaton Vance Risk-Managed Diversified Equity Income Fund

Eaton Vance Senior Floating-Rate Trust

Eaton Vance Senior Income Trust

Eaton Vance Short Duration Diversified Income Fund

Eaton Vance Tax-Advantaged Dividend Income Fund

Eaton Vance Tax-Advantaged Global Dividend Income Fund

Eaton Vance Tax-Advantaged Global Dividend Opportunities Fund

Eaton Vance Tax-Managed Buy-Write Income Fund

Eaton Vance Tax-Managed Buy-Write Opportunities Fund

Eaton Vance Tax-Managed Buy-Write Strategy Fund

Eaton Vance Tax-Managed Diversified Equity Income Fund

Eaton Vance Tax-Managed Global Buy-Write Opportunities Fund

Eaton Vance Tax-Managed Global Diversified Equity Income Fund

Eaton Vance Floating-Rate 2022 Target Term Trust

Eaton Vance High-Income 2022 Target Term Trust

5-to-15 Year Laddered Municipal Bond Portfolio

Boston Income Portfolio

Dividend Builder Portfolio

Emerging Markets Local Income Portfolio

Eaton Vance Floating Rate Portfolio

Global Income Builder Portfolio

Global Macro Absolute Return Advantage Portfolio

Global Macro Capital Opportunities Portfolio

Global Macro Portfolio

Global Opportunities Portfolio

Government Obligations Portfolio

A-4

Greater India Portfolio

Growth Portfolio

High Income Opportunities Portfolio

High Yield Municipal Income Portfolio

International Income Portfolio

Core Bond Portfolio

Stock Portfolio

Large-Cap Value Portfolio

MSAR Completion Portfolio

Senior Debt Portfolio

Short Duration High Income Portfolio

Short-Term U.S. Government Portfolio

Tax-Managed Growth Portfolio

Tax-Managed International Equity Portfolio

Tax-Managed Multi-Cap Growth Portfolio

Tax-Managed Small-Cap Portfolio

Tax-Managed Value Portfolio

Worldwide Health Sciences Portfolio

PSC Commodity Subsidiary, Ltd.

Eaton Vance GMAP Commodity Subsidiary, Ltd.

Eaton Vance GMP Commodity Subsidiary, Ltd.

Eaton Vance GOP Commodity Subsidiary, Ltd.

SARP Commodity Subsidiary, Ltd.

Eaton Vance International (Cayman Islands) Funds, Ltd., a series fund consisting of:

  Eaton Vance International (Cayman Islands) Floating-Rate Income Fund
  Eaton Vance International (Cayman Islands) Emerging Markets Local Income Fund
  Eaton Vance International (Cayman Islands) Short Duration Strategic Income Fund
  Eaton Vance International (Cayman Islands) Floating Rate Income Portfolio

Eaton Vance International (Ireland) Funds plc, a series fund consisting of:

  Eaton Vance International (Ireland) Emerging Market Local Income Fund
  Eaton Vance International (Ireland) Global High Yield Bond Fund
  Eaton Vance International (Ireland) Global Macro Fund
  Eaton Vance International (Ireland) Parametric Emerging Markets Fund
  Eaton Vance International (Ireland) Parametric Global Defensive Equity Fund
  Eaton Vance International (Ireland) Hexavest All-Country Global Equity Fund
  Eaton Vance International (Ireland) Hexavest Global Equity Fund
  Eaton Vance International (Ireland) U.S. High Yield Bond Fund
  Eaton Vance International (Ireland) U.S. Value Fund

Eaton Vance Institutional Funds PLC, a series fund consisting of:

  Eaton Vance (Ireland) Floating-Rate Income Fund
  Eaton Vance (Ireland) Multi-Asset Credit Fund

AGF Floating Rate Income Fund

Eaton Vance (Australia) Hexavest All-Country Global Equity Fund

A-5